Exhibit 24.6

Power of Attorney

Insider Reporting

KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint each of Michele Cappello, Justin Bintrim and Bradley Noojin, individually, as its lawful attorney-in-fact, with full power of substitution and resubstitution, to act in its name, place and stead to execute and deliver any and all documents that it, as a shareholder of NCI, Inc., is required to file with or furnish to the United States Securities and Exchange Commission, including without limitation under the insider reporting requirements of Section 13 or Section 16 of the Securities Exchange Act of 1934, including, without limitation, the execution and filing of all Forms ID, 3, 4 and 5, and to take such other actions as such attorney considers necessary or appropriate to effectuate such transactions.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on this 25th day of November, 2011.

Narang Holdings II, LLC

By:	/s/ Dinesh Bhugra
Name:	Dinesh Bhugra
Title:	Manager